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EXHIBIT 5.1


                                 HALE LANE PEEK
                          DENNISON HOWARD AND ANDERSON
                           A PROFESSIONAL CORPORATION
                        ATTORNEYS AND COUNSELLORS AT LAW

     OFFICE ADDRESS:             (775) 327-3000               MAILING ADDRESS:
100 West Liberty Street,   Facsimile (775) 786-6179        Post Office Box 3237
      Tenth Floor                                           Reno, Nevada 89505
  Reno, Nevada 89501


                                  May 16, 2001



iGo Corporation
9393 Gateway Drive
Reno, Nevada 89511

         RE:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a total of 1,020,000 shares of your Common Stock (the "Shares") reserved for issuance upon exercise of stock options issued or to be issued under the 1999 Employee Stock Purchase Plan and the Amended and Restated 1996 Stock Option Plan of iGo Corporation (collectively, the "Plans"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Plans and the Registration Statement will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                Sincerely,

                                HALE LANE PEEK DENNISON HOWARD AND ANDERSON
                                /s/ Hale Lane Peek Dennison Howard and Anderson



         LAS VEGAS OFFICE: 2300 West Sahara Avenue, Eighth Floor, Box 8,
                            Las Vegas, Nevada 89102
                    (702) 222-2500 o Facsimile (702) 365-6940
  CARSON CITY OFFICE: 777 East William Street, Suite 200, Post Office Box 2620,
                           Carson City, Nevada 89702
                    (775) 684-6000 o Facsimile (775) 684-6001